Exhibit 3.86
CERTIFICATE OF LIMITED PARTNERSHIP
OF
MPT OF DESOTO, L.P.
TO THE DELAWARE SECRETARY OF STATE:
     This Certificate of Limited Partnership, dated as of January 31, 2011, has been duly executed and is filed pursuant to provisions of the Delaware Revised Uniform Limited Partnership Act, Delaware Code Annotated, Section 17-101 et seq. (the “Act”) to form a limited partnership under the Act.
1.	Name. The name of the limited partnership (the “Partnership”) is:
MPT of DeSoto, L.P.
2.	Registered Office; Registered Agent. The mailing address of the Partnership’s registered office required to be maintained by Section 17-104 of the Act is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of the Partnership’s registered agent for service of process at such address is National Registered Agents, Inc..
3.	General Partner. The name and business mailing address of the sole general partner of the Partnership are:
MPT of DeSoto, LLC
1000 Urban Center, Suite 501
Birmingham, Alabama 35242
     IN WITNESS WHEREOF, the undersigned sole general partner of the Partnership has executed this Certificate of Limited Partnership as of the date first written above.

MPT of DeSoto, LLC,
Sole General Partner

By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:	/s/ Emmett E. McLean
	Name:	Emmett E. McLean
	Its:	Executive Vice President and COO

January 26, 2011
Department of State
Division of Corporations
401 Federal Street, Suite 4
Dover, Delaware 19901

Re:	Consent to Use Name - MPT of DeSoto, L.P.
Dear Sir or Madam:
     I am the Executive Vice President & COO, of Medical Properties Trust, LLC, the General Partner of MPT Operating Partnership, L.P., a Delaware limited partnership and sole member of MPT of DeSoto, LLC, which will be the sole general partner of MPT of DeSoto, L.P.
     As such duly elected officer, of Medical Properties Trust, LLC, I am hereby authorized to grant consent on behalf of MPT of DeSoto, LLC to MPT of DeSoto, L.P. to operate in the State of Delaware under such name.

Sincerely,

/s/ Emmett E. McLean

Name:	Emmett E. McLean
Title:	Executive Vice President and COO
Medical Properties Trust, LLC
General Partner of MPT Operating
Partnership, L.P.
Sole Member of MPT of DeSoto, LLC
Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242
205.969.3755, Fax 205.969.3756, www.medicalpropertiestrust.com